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EXHIBIT NO. 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated September 15, 1999, accompanying the financial statements of Dryden Industries, Inc., included in its annual report on Form 10-KSB for the fiscal year ended December 31, 1998, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8.

/S/ JONES, JENSEN & COMPANY

50 Main Street, Suite 1450
Salt Lake City, UT  84144
November 19, 1999